                                                                   EXHIBIT 10.28

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), dated as of December 27, 2002, is entered into by and among AMERICAN MEDICAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), each of the Persons identified as a "Guarantor" on the signature pages hereto, each of the Persons identified as a "Lender" on the signature pages hereto and BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower, the Guarantors, the Lenders and the Agent, are party to that certain Credit Agreement dated as of March 24, 2000 (as previously amended prior to the date hereof, the "Credit Agreement"). Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         B. The Credit Parties have requested certain amendments to the Credit Agreement.

         C. The Required Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

         1. Amendments to Section 1.1.

         (a) The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties:

                  "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) (A) shall have acquired beneficial ownership, directly or indirectly, of or (B) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over 31% or more of the outstanding Voting Stock of the Parent, (c) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office or (d) the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

                  "Consolidated EBITDA" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) Consolidated Interest Expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) recognition of accruals for pension plan obligations which did not require cash funding during such period, (E) the recognition of expense for the write-off of purchased research and development, and (F) cash charges not to exceed an aggregate amount of $3,000,000 and non-cash charges, in each case incurred in connection with the Acquisition of Snowball, Inc. pursuant to the Snowball Acquisition Agreement.

                  "Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) the sum of (1) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period plus (2) the Snowball Earnout Payment to (b) Consolidated EBITDA for such period.

                  "Maturity Date" means September 24, 2005.

                  "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.11 in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any Asset Disposition as referred to in
         Section 8.5, (ii) any Acquisition as referred to in Section 8.6(j) or
         (iii) the making of the Snowball Earnout Payment as referred to in
         Section 8.18. In connection with any calculation of the financial covenants set forth in 7.11 upon giving effect to a transaction on a Pro Forma Basis:

         (A) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5, (1) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

         (B) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.6(j), (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

                  "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with (i) any Asset Disposition as referred to in Section 8.5, (ii) any Acquisition as referred to in Section 8.6(j) or (iii) the making of the Snowball Earnout Payment as referred to in Section 8.18, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the financial covenants set forth in 7.11 as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

         (b) The last sentence of the definition of "Indebtedness" appearing in
Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  Notwithstanding any other provisions of this Credit Agreement to the contrary, the Indebtedness of the Consolidated Parties shall not include the obligations of any Consolidated Party in respect of the Snowball Earnout Payment.

         (c) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

                  "Net Product Revenues" shall have the meaning assigned to such term in Schedule 1.1.

                  "Snowball Acquisition Agreement" means the Agreement and Plan of Merger by and among the Borrower, Snowball Acquisition Corp., Cryogen, Inc., and Robert Knarr, as Shareholders' Representative dated as of December 14, 2002 (without giving effect to any subsequent amendments or modifications thereto).

                  "Snowball Earnout Payment" means the "Earnout Payment" as defined in Section 1.9 of the Snowball Acquisition Agreement. For purposes of calculating the financial covenants set forth in Section
         7.11 at any time prior to the Snowball Earnout Payment becoming due and payable, the Snowball Earnout Payment shall be equal to the amount of such payment if such payment were required to be made on the last day of the twelve month period ending on such date of determination. A copy of the relevant provisions of the Snowball Acquisition Agreement are attached hereto as Schedule 1.1.

         2. Amendments to Section 2.3(d). Section 2.3(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (d) Repayment of Tranche A Term Loan. The principal amount of the Tranche A Term Loan shall be repaid in nineteen (19) consecutive quarterly installments as follows unless accelerated sooner pursuant to
         Section 9.2:

                                           TRANCHE A TERM LOAN
          PRINCIPAL AMORTIZATION         PRINCIPAL AMORTIZATION
              PAYMENT DATES                      PAYMENT
          ----------------------         ----------------------
            December 31, 2002                 $1,363,603.49

             March 31, 2003                   $1,363,338.64

             June 30, 2003,
           September 30, 2003,
          December 31, 2003 and
             March 31, 2004                   $1,636,367.58

             June 30, 2004,
           September 30, 2004,
            December 31, 2004
           March 31, 2005 and
              June 30, 2005                   $1,840,922.57

              Maturity Date                   $5,522,767.72

         3. Amendments to Section 7.1. The following sentence is hereby added to the end of Section 7.1(b) to read as follows:

                  During the period commencing on the first date following the Acquisition of Snowball, Inc. that the product of (x) Net Product Revenues times (y) 3 exceeds $40,000,000 and ending on the date that the Snowball Earnout Payment is made, the Borrower shall deliver quarterly to the Agent and the Lenders, no later than thirty (30) days following the last day of Borrower's fiscal quarter, a statement with reasonable detail reflecting Borrower's calculation of the Snowball Earnout Payment for the prior fiscal quarter, which such statement shall be prepared in accordance with GAAP on a basis consistent with the accounting principles and revenue recognition policies followed by Borrower in the preparation of its financial statements.

         4. Amendments to Section 7.6. The reference to "Section 7.11(a) and
(b)" in Section 7.6 is hereby amended and replaced with a reference to "Section 7.11".

         5. Amendments to Section 7.11. A new Section 7.11(d) is hereby added to the Credit Agreement to read as follows:

                  (d) Minimum Consolidated EBITDA. As of the last day of each fiscal quarter of the Consolidated Parties, Consolidated EBITDA shall be greater than or equal to $35,000,000.

         6. Amendment to Sections 7.14 and 7.15. Sections 7.14 and 7.15 of the Credit Agreement are hereby deleted.

         7. Amendments to Section 8.5. The reference to "Section 7.11(a) and
(b)" in Section 8.5 is hereby amended and replaced with a reference to "Section 7.11".

         8. Amendment to Section 8.6. Sections 8.6(j) and 8.6.(k) of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

                  (j) Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of
         Section 7.12 and/or Section 7.13, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11 and (B) a certificate of an Executive Officer of the Borrower demonstrating that upon giving effect to such Acquisition, at least 90% of Consolidated EBITDA for four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information shall have been audited during such four fiscal-quarter period in accordance with GAAP by independent certified public accountants of recognized national standing reasonably acceptable to the Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status), (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) after giving effect to such Acquisition, there shall be at least $5,000,000 of either cash-on-hand or availability existing under the Revolving Committed Amount and (vii) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of (A) any Capital Stock of the Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, (B) the proceeds of any Equity Issuance by the Parent consummated subsequent to January 10, 2003 to the extent not required to be applied to prepay of the Loans pursuant to the terms of
         Section 3.3(b)(v), (C) the proceeds of any Asset Disposition, Excluded Asset Disposition or Involuntary Disposition consummated subsequent to January 10, 2003, (D) the proceeds of any Investor Subordinated Debt and (E) the proceeds of any Equity Issuance by any Consolidated Party to any Credit Party or any member of the Initial Investor Group) paid by the Consolidated Parties shall not exceed for all Acquisitions occurring after January 10, 2003, $25,000,000 less the aggregate principal amount of all Investments made pursuant to subsection (k) below; or

                  (k) Investments (other than Acquisitions) by the Credit Parties in a principal amount not to exceed for all such Investments occurring after January 10, 2003, an aggregate principal amount of $25,000,000 less the aggregate consideration (excluding consideration of the types described in clauses (A) through (E) in subsection (j) above) paid by the Consolidated Parties in connection with Permitted Acquisitions.

         9. New Section 8.18. A new Section 8.18 is hereby added to the Credit Agreement to read as follows:

                  8.18 Snowball Earnout Payment.

                  Notwithstanding anything to the contrary contained herein, the Credit Parties shall not permit any Consolidated Party to pay all or any part of the Snowball Earnout Payment unless (a) after giving effect to the Snowball Earnout Payment, the sum of (1) cash on hand plus (2) the Revolving Committed Amount shall exceed the sum of (Y) the aggregate outstanding principal amount of Revolving Loans plus (Z) LOC Obligations by at least $5,000,000, (b) no later than five (5) Business Days prior to the Snowball Earnout Payment, the Borrower shall have delivered to the Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11, and (c) immediately prior to and after giving effect to the Snowball Earnout Payment, no Default or Event of Default exists.

         10. New Schedule 1.1. A new Schedule 1.1 in the form of Schedule 1.1 attached hereto is hereby added to the Credit Agreement.

         11. Waivers.

                  (a) The Required Lenders hereby waive the Events of Default caused by the failure of the WPEP Entities to own beneficially, directly or indirectly, at least 30% of the outstanding Voting Stock of the Parent.

                  (b) The Required Lenders hereby waive the Events of Default caused by the failure of the WPEP Entities and the Co-Investor to control, whether through ownership of Voting Stock, by contract or otherwise, a majority of the seats (excluding vacant seats) on the Parent's Board of Directors.

         12. Effectiveness. This Agreement shall be and become effective as of the date hereof at such time as the Agent shall have received (a) executed counterparts (including facsimile signatures) of this Agreement, which collectively shall have been duly executed on behalf of each of the Credit Parties and the Required Lenders, (b) for the account of each Lender approving this Agreement on or before December 28, 2002, an amendment fee of 0.10% of the Revolving Commitment of such Lender and the outstanding Tranche A Term Loan of such Lender on December 28, 2002 and (c) payment of the reasonable fees and expenses of Moore & Van Allen PLLC, counsel for the Agent.

         13. Construction. This Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         14. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Agreement: (a) has the requisite corporate power and authority to execute, deliver and perform this Agreement, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (ii) the representations and warranties contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Agreement as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof upon giving effect to this Agreement.

         15. Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Agreement and agree that this Agreement does not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors' obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Agreement.

         16. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         17. Binding Effect. This Agreement, the Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Agreement, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

         18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.





                [Remainder of page is intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                                   AMERICAN MEDICAL SYSTEMS, INC.


                                            By:
                                                --------------------------------
                                            Name:  M. James Call
                                                   -----------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------------


GUARANTORS:                                 AMS RESEARCH CORPORATION


                                            By:
                                                --------------------------------
                                            Name:  M. James Call
                                                   -----------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------------


                                            AMERICAN MEDICAL SYSTEMS
                                            HOLDINGS, INC.

                                            By:
                                                --------------------------------
                                            Name:  M. James Call
                                                   -----------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------------


                                            AMS SALES CORPORATION


                                            By:
                                                --------------------------------
                                            Name:  M. James Call
                                                   -----------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------------

LENDERS: BANK OF AMERICA, N. A., individually in its capacity as a Lender and in its capacity as Agent

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BANKERS TRUST COMPANY

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            U.S. BANK NATIONAL ASSOCIATION

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            FLEET NATIONAL BANK

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            LASALLE BANK NATIONAL ASSOCIATION

                                            By:
                                                --------------------------------
                                            Name: Ann Pifer
                                                  ------------------------------
                                            Title: First Vice President
                                                   -----------------------------

                                  Schedule 1.1
                            Snowball Earnout Payment

1.9 Earnout Payment. As additional consideration for the Merger and subject to the conditions set forth in this Section 1.9, Section 1.12 (Dissenting Shares) and Section 8.6 (Right of Off-Set), Parent shall make an additional payment (an "Earnout Payment") to the Payment Agent for distribution to those Shareholders who are not otherwise Dissenting Shareholders (as defined in Section 1.12) ("Participating Shareholders") in an amount equal to (A) the product of the Net Product Revenues for the Payment Period (as defined below) multiplied by three
         (3), less (B) Forty Million Dollars ($40,000,000); provided however, that the Earnout Payment shall not exceed One Hundred Ten Million Dollars ($110,000,000). As used herein, the term "Payment Period" shall refer to a period of four consecutive fiscal quarters of Parent, determined pursuant to subsection (b) below, occurring between the first day of Parent's fiscal quarter beginning on December 29, 2002 and ending on the last day of Parent's fiscal quarter ending on or about December 31, 2005 (the "Earnout Period").

                                        *********

                  "Net Product Revenues" means Parent's properly recognized consolidated aggregate gross revenues received from sales of the Products for any use or indication, less the sum of the following deductions paid by the Parent where applicable and not otherwise reimbursed by distributors, customers or another third party: shipping, handling, freight and similar costs of the Parent; sales, use or other excise or similar taxes imposed upon particular sales of the Products (excluding income taxes); customs duties; allowances or credits to customers because of rejections or returns of Product; commercially reasonable trade or quantity discounts and fees given by the Parent to distributors or customers, as calculated in accordance with generally accepted accounting principles consistently applied by Parent in accordance with its revenue recognition policies. In the event that Parent bundles the Product with any other of Parent's products or services, the amount of Net Product Revenue to be attributed as having been received by Parent hereunder for the bundled products and services will be calculated by the determining the relevant proportion that the standard list price of the Product bears to the standard list prices of the other products and services bundled with the Product.

                  "Product" or "Products" means the Her Option(TM) Cryoblation Therapy(TM) System and any of its individual component parts, including without limitation, consoles and disposables and any other products developed, modified or derived after the Closing that (i) cryoablate the uterine lining or uterine fibroids, or (ii) are covered by any claim in any patents listed in Section 2.19 of the Disclosure Schedule, any patent issuing from any patent application listed in Section 2.19 of the Disclosure Schedule or any claim in any issued patent claiming priority to any of the foregoing.

         Capitalized terms in this Schedule 1.1 shall have the meanings assigned thereto in the Snowball Acquisition Agreement.